Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) by and between Universal Health Realty Income Trust, a Maryland real estate investment trust (“Lessor”), having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and Temple Behavioral Healthcare Hospital, Inc., a Texas corporation (“Lessee”), which is a subsidiary of Universal Health Services, Inc., a Delaware Corporation (“UHS”) is effective as of December 31, 2021 (the “Effective Date”).

RECITALS

WHEREAS, Lessor and Lessee entered into a Lease (the “Lease”) dated December 31, 2021, pursuant to which Lessor leased to Lessee that certain property known as Canyon Creek Behavioral Health, 1201 Canyon Creek Drive, Temple, TX 76502, as more particularly described on Schedule A attached to the Lease; and

WHEREAS, Lessor and Lessee desire to amend the Lease to reflect an increase in Minimum Rent as set forth in Section 5 of the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual promises and other consideration set forth below, the adequacy and receipt of which are acknowledged, Lessor and Lessee agree as follows:

AGREEMENT

Section 1.Defined Terms. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings given to such terms in the Lease.

Section 2.Amendment. The first sentence of Section 5 of the Lease is hereby deleted in its entirety and replaced by the following:

“5.  Rental. The Minimum Rent payable pursuant to Section 3.1(a) of the Master Lease for the first lease year, which begins on January 1, 2022, is the annual  sum  of  $1,760,734.73  payable  in  equal  monthly  installments  of

$146,727.89.”

Section 3.Effect of Amendment. Lessor and Lessee hereby acknowledge and agree that the Lease, as amended, remains in full force and effect.

Section 4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Section 5.Counterparts.This Amendment may be executed in one or more counterparts, all of which taken together, shall constitute one and the same instrument.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized partners, trustees, or officers as of the date first above written.

Lessor:

Universal Health Realty Income Trust, a Maryland real estate investment trust

By: /s/ Cheryl K. Ramagano

Name: Cheryl K. Ramagano

Title: Vice President & Treasurer

Lessee:

Temple Behavioral Healthcare Hospital, Inc., a Texas corporation

By: /s/ Steve Filton

Name: Steve Filton

Title: Vice President

[Signature Page to First Amendment to Lease]